Exhibit 99.1

News Release

Contact:	Investors and Analysts: Cameron Hopewell, CCA at (615)263-3024
Financial Media: David Gutierrez, Dresner Corporate Services at (312)780-7204

CCA REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

INCREASES FULL YEAR 2016 & 2017 FINANCIAL GUIDANCE

NASHVILLE, Tenn. – November 2, 2016 – Corrections Corporation of America (NYSE: CXW) (the “Company” or “CCA”), which will be renamed “CoreCivic” for financial and public reporting purposes later in 2016 consistent with its announcement on October 28, 2016 to rebrand and rename the corporate enterprise, today published its financial results for the third quarter of 2016.

Third Quarter 2016 Highlights

•	Revenue of $474.9 million increased 3.3%

•	Diluted EPS of $0.47 increased 9.3%

•	Adjusted Diluted EPS of $0.49 increased 8.9%

•	Normalized Funds From Operations per diluted share of $0.69 increased 7.8%

“I am very proud of the focus our team has maintained in delivering solid third quarter results while securing an important contract extension with Immigration and Customs Enforcement (“ICE”) at our South Texas Family Residential Center, and in executing a new contract to address an emergent need of ICE. We have worked diligently to provide dependable, professional service to our government partners,” said Damon Hininger, chief executive officer.

Hininger continued, “Solving the tough challenges facing government is at the core of our business, and the recently announced contract award with ICE at our 1,129-bed Cibola County Corrections Center is another great example of how we provide flexible, cost-effective solutions when our partners face an emergent need. The CoreCivic brand, announced in October, more appropriately reflects the range of solutions we can provide and the deep sense of service we feel in delivering for our government partners, providing us with a platform to continue to grow over the long-term where our partners want and need solutions.”

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

Third Quarter 2016 Financial Results

Third Quarter 2016 Results

Total revenue for the third quarter of 2016 was $474.9 million compared to $460.0 million in the third quarter of 2015. The increase in revenue was primarily attributable to the acquisition of 23 residential reentry facilities from the beginning of the third quarter of 2015 through the third quarter of 2016, and the activation of the newly constructed Trousdale Turner Correctional Center in the first quarter of 2016. Total revenue also increased due to higher average daily populations from ICE across multiple facilities in our owned and managed portfolio, primarily in Arizona and at our new Otay Mesa Detention Center in California. These increases in revenue were partially offset by a decline in California inmates held in our out-of-state facilities and the expiration of our managed-only contract with the state of Louisiana at the state-owned Winn Correctional Facility effective September 30, 2015.

Net income generated in the third quarter of 2016 totaled $55.3 million, or $0.47 per diluted share, compared with $50.7 million, or $0.43 per diluted share, in the third quarter of 2015. Adjusted for special items, net income in the third quarter of 2016 was $57.2 million, or $0.49 per diluted share (Adjusted Diluted EPS), compared with $53.0 million, or $0.45 per diluted share, in the third quarter of 2015. Special items in the third quarter of 2016 included corporate restructuring charges of $4.0 million, expenses associated with mergers and acquisitions of $0.1 million, and a $2.0 million gain on settlement of contingent consideration. The gain on settlement of contingent consideration, which was included in consolidated revenue, but reflected as a non-recurring special item excluded from our Adjusted and Normalized results, occurred upon the expiration of the period by which certain utilization milestones were to be achieved in connection with the acquisition of Avalon Correctional Services. Special items in the third quarter of 2015 included debt refinancing expenses and expenses associated with mergers and acquisitions, primarily related to the acquisition of Avalon.

Funds From Operations, or FFO, was $79.0 million, or $0.67 per diluted share, during the third quarter of 2016, compared with $73.3 million, or $0.62 per diluted share, during the third quarter of 2015. Normalized FFO was $80.9 million, or $0.69 per diluted share, during the third quarter of 2016, compared with $75.6 million, or $0.64 per diluted share, during the third quarter of 2015.

EBITDA was $116.8 million during the third quarter of 2016, compared with $106.3 million during the third quarter of 2015. Adjusted EBITDA was $105.7 million in the third quarter of 2016, compared with $94.8 million during the third quarter of 2015.

Adjusted net income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Third Quarter 2016 Financial Results

Business Development Update

Contract Award from ICE at the Cibola County Corrections Center. On October 31, 2016, we announced a new contract award to house up to 1,116 ICE detainees at our Cibola County Corrections Center in Milan, New Mexico. The contract contains an initial term of five years, with renewal options upon mutual agreement. CCA had previously housed inmates from the BOP at the Cibola County Corrections Center under a separate contract that expired on October 30, 2016.

South Texas Family Residential Center Contract Amendment and Extension. On October 17, 2016, we announced that ICE amended and extended its Intergovernmental Service Agreement (“IGSA”) with the City of Eloy, Arizona, for CCA’s leased and operated 2,400-bed South Texas Family Residential Center. The updated agreement provides for a new, lower fixed monthly payment commencing in November 2016, with a new term extending through September 2021. Concurrently, CCA and the third-party lessor of the South Texas Family Residential Center modified the lease agreement to reflect a reduced monthly lease expense effective in November 2016, with a new term concurrent with the IGSA.

Trousdale Turner Correctional Center Opening Update. Pursuant to an agreement with Trousdale County, Tennessee, CCA agreed to finance, design, construct, and operate a 2,552-bed facility to meet the responsibilities of a separate IGSA between Trousdale County and the state of Tennessee regarding correctional services. Construction of the 2,552-bed Trousdale Turner Correctional Center was completed during the fourth quarter of 2015 at a total cost of approximately $144.0 million. In January 2016, CCA began receiving inmates from the state of Tennessee. As of September 30, 2016, the ramp was completed and CCA housed approximately 2,500 inmates at the Trousdale Turner Correctional Center.

Red Rock Correctional Center Expansion Update. During the fourth quarter of 2015, CCA entered into a new contract with the state of Arizona to house up to an additional 1,000 state inmates at our 1,596-bed Red Rock Correctional Center. We previously provided housing for approximately 1,000 inmates at the Red Rock facility under a multi-year contract that commenced in 2014. Construction to expand the facility to 2,024 beds and to add additional space for inmate reentry programming is ongoing. The cost of the expansion is estimated to range from $37.0 million to $38.0 million, including $30.5 million invested through September 30, 2016. Construction is expected to be completed late in the fourth quarter of 2016, although we began receiving inmates under the new contract during July 2016. As of September 30, 2016, CCA housed approximately 1,400 inmates at the Red Rock Correctional Center.

2016 and 2017 Guidance

Based on our financial performance through the first nine months of the fiscal year and current business conditions, we have provided the following updated financial guidance for the fourth quarter 2016 and for the full year 2016 and 2017:

Third Quarter 2016 Financial Results

	Fourth Quarter 2016	Full Year 2016	Full Year 2017
• Diluted EPS	$0.42 to $0.42	$1.76 to $1.77	$1.38 to $1.49
• Adjusted Diluted EPS	$0.42 to $0.43	$1.80 to $1.81	$1.40 to $1.50
• FFO per diluted share	$0.61 to $0.62	$2.56 to $2.57	$2.15 to $2.25
• Normalized FFO per diluted share	$0.61 to $0.62	$2.59 to $2.60	$2.16 to $2.27

During 2016, we expect to invest approximately $104.0 million to $114.0 million in capital expenditures, consisting of approximately $48.0 million to $53.0 million in on-going prison construction and expenditures related to potential land acquisitions; approximately $27.0 million in maintenance capital expenditures on real estate assets; and approximately $29.0 million to $34.0 million for capital expenditures on other assets and information technology.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the third quarter 2016. We do not undertake any obligation, and disclaim any duty to update any of the information disclosed in this report. Interested parties may access this information through our website at www.cca.com under “Financial Reports” of the Investors section.

Management may meet with investors from time to time during the fourth quarter of 2016. Written materials used in the investor presentations will also be available on our website beginning on or about November 10, 2016. Interested parties may access this information through our website at www.cca.com under “Webcasts” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, November 3, 2016, to discuss our third quarter 2016 financial results and future outlook. To listen to this discussion, please access “Presentations, Webcasts and Events” of the Investors section at www.cca.com. The conference call will be archived on our website following the completion of the call. In addition, a telephonic replay will be available at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) on November 3, 2016, through 1:00 p.m. Central Time (2:00 p.m. Eastern Time) on November 11, 2016. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +1 719-457-0820 and enter passcode 3587698.

About the Company

The Company is a diversified government solutions company with the scale and experience needed to solve tough government challenges in cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, innovative and cost-saving government real estate

Third Quarter 2016 Financial Results

solutions, and a growing network of residential reentry centers to help address America’s recidivism crisis. We are a publicly traded real estate investment trust (REIT) and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. The Company has been a flexible and dependable partner for government for more than 30 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at http://www.corecivic.com/.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, occupancy, and overall utilization; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts, including, but not limited to, sufficient governmental appropriations, contract compliance and as a result of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison, detention, and residential reentry facilities and the commencement of new management contracts, as well as our ability to utilize current available beds and new capacity as new development and expansion projects are completed; (v) changes in government policy regarding the utilization of the private sector for corrections and detention capacity and our services by the U.S. Department of Justice and the Department of Homeland Security; (vi) changes in government policy and in legislation and regulation of corrections and detention contractors that affect our business, including but not limited to, California’s utilization of out-of-state contracted correctional capacity and the continued utilization of the South Texas Family Residential Center by U.S. Immigration and Customs Enforcement under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (vii) our ability to successfully integrate operations of our acquisitions and realize projected returns resulting therefrom; (viii) the ability to attract and retain key personnel; (ix) escalation in salaries, wages, incentives and the costs of providing employee health care; (x) our ability to meet and maintain qualification for taxation as a REIT; (xi) the availability of debt and equity financing on terms that are favorable to us; and (xii) increases in costs to construct or expand correctional and other facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in

Third Quarter 2016 Financial Results

delays and increased costs. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Third Quarter 2016 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$42,731	$65,291
Restricted cash	—	877
Accounts receivable, net of allowance of $414 and $459, respectively	222,420	234,456
Prepaid expenses and other current assets	32,742	41,434

Total current assets	297,893	342,058
Property and equipment, net of accumulated depreciation of $1,319,452 and $1,193,723, respectively	2,850,219	2,883,060
Restricted cash	218	131
Investment in direct financing lease	—	684
Goodwill	38,386	35,557
Non-current deferred tax assets	11,973	9,824
Other assets	86,823	84,704

Total assets	$3,285,512	$3,356,018

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$329,446	$317,675
Income taxes payable	1,627	1,920
Current portion of long-term debt	8,750	5,000

Total current liabilities	339,823	324,595
Long-term debt, net	1,420,155	1,447,077
Deferred revenue	36,257	63,289
Other liabilities	45,084	58,309

Total liabilities	1,841,319	1,893,270

Commitments and contingencies
Preferred stock — $0.01 par value; 50,000 shares authorized; none issued and outstanding at September 30, 2016 and December 31, 2015, respectively	—	—
Common stock — $0.01 par value; 300,000 shares authorized; 117,551 and 117,232 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	1,176	1,172
Additional paid-in capital	1,776,504	1,762,394
Accumulated deficit	(333,487)	(300,818)

Total stockholders’ equity	1,444,193	1,462,748

Total liabilities and stockholders’ equity	$3,285,512	$3,356,018

Third Quarter 2016 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUES	$474,935	$459,957	$1,385,651	$1,345,252

EXPENSES:
Operating	326,349	326,500	956,713	945,197
General and administrative	27,699	26,791	81,543	76,770
Depreciation and amortization	42,924	41,230	127,328	108,315
Restructuring charges	4,010	—	4,010	—
Asset impairments	—	—	—	955

	400,982	394,521	1,169,594	1,131,237

OPERATING INCOME	73,953	65,436	216,057	214,015

OTHER (INCOME) EXPENSE:
Interest expense, net	16,937	11,764	51,277	33,715
Expenses associated with debt refinancing transactions	—	701	—	701
Other (income) expense	54	(363)	103	(353)

	16,991	12,102	51,380	34,063

INCOME BEFORE INCOME TAXES	56,962	53,334	164,677	179,952
Income tax expense	(1,622)	(2,658)	(5,447)	(6,696)

NET INCOME	$55,340	$50,676	$159,230	$173,256

BASIC EARNINGS PER SHARE	$0.47	$0.43	$1.36	$1.48

DILUTED EARNINGS PER SHARE	$0.47	$0.43	$1.35	$1.47

DIVIDENDS DECLARED PER SHARE	$0.54	$0.54	$1.62	$1.62

Third Quarter 2016 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$55,340	$50,676	$159,230	$173,256
Special items:
Expenses associated with debt refinancing transactions	—	701	—	701
Expenses associated with mergers and acquisitions	110	1,674	1,570	1,674
Gain on settlement of contingent consideration	(2,000)	—	(2,000)	—
Restructuring charges	4,010	—	4,010	—
Asset impairments	—	—	—	955
Income tax benefit for special items	(215)	(24)	(215)	(24)

Adjusted net income	$57,245	$53,027	$162,595	$176,562

Weighted average common shares outstanding – basic	117,443	117,066	117,360	116,889
Effect of dilutive securities:
Stock options	207	559	384	716
Restricted stock-based compensation	44	149	80	181

Weighted average shares and assumed conversions—diluted	117,694	117,774	117,824	117,786

Adjusted Diluted Earnings Per Share	$0.49	$0.45	$1.38	$1.50

Third Quarter 2016 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$55,340	$50,676	$159,230	$173,256
Depreciation of real estate assets	23,684	22,577	70,409	66,024

Funds From Operations	$79,024	$73,253	$229,639	$239,280
Expenses associated with debt refinancing transactions	—	701	—	701
Expenses associated with mergers and acquisitions	110	1,674	1,570	1,674
Gain on settlement of contingent consideration	(2,000)	—	(2,000)	—
Restructuring charges	4,010	—	4,010	—
Goodwill and other impairments	—	—	—	955
Income tax benefit for special items	(215)	(24)	(215)	(24)

Normalized Funds From Operations	$80,929	$75,604	$233,004	$242,586

Funds From Operations Per Diluted Share	$0.67	$0.62	$1.95	$2.03

Normalized Funds From Operations Per Diluted Share	$0.69	$0.64	$1.98	$2.06

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$55,340	$50,676	$159,230	$173,256
Interest expense, net	16,937	11,764	51,277	33,715
Depreciation and amortization	42,924	41,230	127,328	108,315
Income tax expense	1,622	2,658	5,447	6,696

EBITDA	$116,823	$106,328	$343,282	$321,982
Expenses associated with debt refinancing transactions	—	701	—	701
Expenses associated with mergers and acquisitions	110	1,674	1,570	1,674
Gain on settlement of contingent consideration	(2,000)	—	(2,000)	—
Restructuring charges	4,010	—	4,010	—
Depreciation expense associated with STFRC lease	(10,706)	(10,706)	(31,886)	(19,181)
Interest expense associated with STFRC lease	(2,500)	(3,203)	(8,076)	(5,420)
Asset impairments	—	—	—	955

Adjusted EBITDA	$105,737	$94,794	$306,900	$300,711

Third Quarter 2016 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME, NORMALIZED FUNDS FROM OPERATIONS & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending December 31, 2016		For the Year Ending December 31, 2016
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$49,000	$50,000	$208,205	$209,205
Restructuring charges	—	—	4,010	4,010
Gain on settlement of contingent consideration	—	—	(2,000)	(2,000)
Expense associated with mergers and acquisitions	400	400	2,000	2,000
Income tax benefit for special items	—	—	(215)	(215)

Adjusted net income	$49,400	$50,400	$212,000	$213,000

Net income	$49,000	$50,000	$208,205	$209,205
Depreciation of real estate assets	23,000	23,000	93,500	93,500

Funds From Operations	$72,000	$73,000	$301,705	$302,705
Restructuring charges	—	—	4,010	4,010
Gain on settlement of contingent consideration	—	—	(2,000)	(2,000)
Expenses associated with mergers and acquisitions	400	400	2,000	2,000
Income tax benefit for special items	—	—	(215)	(215)

Normalized Funds From Operations	$72,400	$73,400	$305,500	$306,500

Diluted EPS	$0.42	$0.42	$1.76	$1.77

Adjusted EPS per diluted share	$0.42	$0.43	$1.80	$1.81

FFO per diluted share	$0.61	$0.62	$2.56	$2.57

Normalized FFO per diluted share	$0.61	$0.62	$2.59	$2.60

Net income	$49,000	$50,000	$208,205	$209,205
Interest expense	16,000	16,500	67,000	67,500
Depreciation and amortization	40,000	40,000	167,500	167,500
Income tax expense	3,500	3,500	8,785	9,285

EBITDA	$108,500	$110,000	$451,490	$453,490
Restructuring charges	—	—	4,010	4,010
Gain on settlement of contingent considerations	—	—	(2,000)	(2,000)
Expenses associated with mergers and acquisitions	400	400	2,000	2,000
Depreciation associated with STFRC lease	(6,700)	(6,700)	(38,600)	(38,600)
Interest expense associated with STFRC lease	(1,800)	(1,800)	(9,900)	(9,900)

Adjusted EBITDA	$100,400	$101,900	$407,000	$409,000

Third Quarter 2016 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME, NORMALIZED FUNDS FROM OPERATIONS & ADJUSTED EBITDA GUIDANCE

	For the Year Ending December 31, 2017
	Low End of Guidance	High End of Guidance
Net income	$164,000	$176,000
Expenses associated with mergers and acquisitions	2,000	2,000

Adjusted net income	$166,000	$178,000

Net income	$164,000	$176,000
Depreciation of real estate assets	90,500	90,500

Funds From Operations	$254,500	$266,500
Expenses associated with mergers and acquisitions	2,000	2,000

Normalized Funds From Operations	$256,500	$268,500

Diluted EPS	$1.38	$1.49

Adjusted EPS per diluted share	$1.40	$1.50

FFO per diluted share	$2.15	$2.25

Normalized FFO per diluted share	$2.16	$2.27

Net income	$164,000	$176,000
Interest expense	64,000	67,000
Depreciation and amortization	148,000	148,000
Income tax expense	13,500	14,500

EBITDA	$389,500	$405,500
Expenses associated with mergers and acquisitions	2,000	2,000
Depreciation associated with STFRC lease	(16,600)	(16,600)
Interest expense associated with STFRC lease	(6,400)	(6,400)

Adjusted EBITDA	$368,500	$384,500

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, Funds From Operations (FFO), and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. CCA believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. CCA believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of REIT performance, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

Third Quarter 2016 Financial Results

NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s corrections facilities because they don’t take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. However, a portion of the rental payments for the South Texas Family Residential Center is classified as depreciation and interest expense for financial reporting purposes. Adjusted EBITDA includes such depreciation and interest expense in order to more properly reflect the cash flows associated with this lease. CCA may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CCA calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, mergers and acquisitions (M&A) activity, restructuring charges, and certain impairments that the Company believes are unusual or nonrecurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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